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UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of Genzyme's proposed transaction with ILEX Oncology, Inc., or ILEX, on its statements of operations for the year ended December 31, 2003, as if the transaction had occurred on January 1, 2003, and its balance sheet as of December 31, 2003, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform with the presentation of Genzyme's historical financial statements.

        This pro forma combined financial information is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the transaction been completed on the assumed date or for the periods presented, or which may be obtained in the future. To produce the pro forma financial information, Genzyme allocated the purchase price using its best estimates. The unaudited, pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including notes thereto, of both Genzyme and ILEX. The historical consolidated financial statements of Genzyme are included in Exhibit 13.1 to Genzyme's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or SEC, on March 15, 2004. The historical consolidated financial statements of ILEX are included in pages F-1 through F-31 of ILEX's anual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004.

        The merger agreement between Genzyme and ILEX provides that a Genzyme subsidiary would be merged with and into ILEX, which would then be merged into another wholly-owned subsidiary of Genzyme. In the transaction, each outstanding share of ILEX common stock would be converted into the right to receive a fraction of a share of Genzyme common stock. We refer to this fraction as the "exchange ratio," and it would be calculated by dividing $26.00 by the average per share closing price of Genzyme common stock as reported by the NASDAQ National Market over the 20 trading days ending on the fifth trading day prior to the closing of the transaction, except that if the average closing price is greater than $59.88, the exchange ratio would be 0.4342, and if the average closing price is less than $46.58, the exchange ratio would be 0.5582. Cash would be paid for any fractional shares that result from conversion of ILEX common stock to Genzyme common stock. Additionally, each option to purchase shares of ILEX common stock outstanding immediately before the effective date of the merger would be assumed by Genzyme after the merger and would be exchanged for a fully vested option to purchase shares of Genzyme common stock. The transaction would be accounted for as a purchase and is expected to qualify as a tax-free reorganization.

        Genzyme has prepared the unaudited, pro forma combined financial information using the purchase method of accounting for the transaction. Genzyme expects to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the transaction. The unaudited, pro forma combined financial statements and related notes do not reflect these potential expenses and efficiencies.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$1,563,509	$—	$—		$1,563,509
Product profit and royalty	—	23,315	—		23,315
Net service sales	130,984	—	—		130,984
Outlicensing revenue	—	2,773	—		2,773
Revenues from research and development contracts:
Related parties	1,836	—	—		1,836
Other	17,542	8,701	—		26,243

Total revenues	1,713,871	34,789	—		1,748,660

Operating costs and expenses:
Cost of products sold	399,961	—	—		399,961
Cost of services sold	75,683	—	—		75,683
Selling, general and administrative	519,977	14,713	—		534,690
Research and development (including research and development related to contracts)	335,256	60,693	—		395,949
Amortization of intangibles	80,257	4,945	19,113	[A1]	104,315
Purchase of in-process research and development	158,000	—	—		158,000
Charge for impaired goodwill	102,792	—	—		102,792
Charge for impaired assets	10,894	213	—		11,107
Settlement charge	—	16,500	—		16,500

Total operating costs and expenses	1,682,820	97,064	19,113		1,798,997

Operating income (loss)	31,051	(62,275)	(19,113)		(50,337)

Other income (expenses):
Equity in loss of equity method investments	(16,743)	—	—		(16,743)
Loss on investments in equity securities	(1,201)	—	—		(1,201)
Minority interest	2,232	—	—		2,232
Loss on sale of product line	(27,658)	—	—		(27,658)
Other	959	18	—		977
Investment income	43,015	4,304	—		47,319
Interest expense	(26,600)	(4,137)	—		(30,737)

Total other income (expenses)	(25,996)	185	—		(25,811)

Income (loss) before income taxes	5,055	(62,090)	(19,113)		(76,148)
(Provision for) benefit from income taxes	(72,647)	(24)	31,020	[A2]	(41,651)

Net income (loss)	$(67,592)	$(62,114)	$11,907		$(117,799)

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands, except per share data)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share:
Allocated to Genzyme General Stock:
Net income (loss)	$82,143		$(50,207)	[A3]	$31,936
Tax benefit allocated from Genzyme Biosurgery	8,720		—		8,720
Tax benefit allocated from Genzyme Molecular Oncology	3,420		—		3,420

Net income (loss) allocated to Genzyme General Stock	$94,283		$(50,207)		$44,076

Net income per share of Genzyme General Stock:
Basic	$0.43				$0.19

Diluted	$0.42				$0.18

Weighted average shares outstanding:
Basic	219,376				237,755

Diluted	225,419				244,083

Allocated to Biosurgery Stock (through June 30, 2003):
Net loss	$(166,656)				$(166,656)
Allocated tax benefit	14,005				14,005

Net loss allocated to Biosurgery Stock	$(152,651)				$(152,651)

Net loss per share of Biosurgery Stock—basic and diluted	$(3.76)				$(3.76)

Weighted average shares outstanding	40,630				40,630

Allocated to Molecular Oncology Stock (through June 30, 2003):
Net loss allocated to Molecular Oncology Stock	$(9,224)				$(9,224)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.54)				$(0.54)

Weighted average shares outstanding	16,958				16,958

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED BALANCE SHEETS
As of December 31, 2003
(Amounts in thousands, except par value amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Assets
Current assets:
Cash and cash equivalents	$292,774	$63,154	$—		$355,928
Short-term investments	120,712	77,314	—		198,026
Restricted short-term investments	—	816	—		816
Accounts receivable, net	397,439	8,529	—		405,968
Inventories	267,472	—	—		267,472
Prepaid expenses and other current assets	110,872	3,062	—		113,934
Deferred tax assets	133,707	—	39,715	[A4]	173,422

Total current assets	1,322,976	152,875	39,715		1,515,566
Property, plant and equipment, net	1,151,133	3,805	—		1,154,938
Long-term investments	813,974	56,209	—		870,183
Restricted long-term investments	—	1,691	—		1,691
Notes receivable—related parties	12,318	—	—		12,318
Goodwill, net	621,947	—	284,728	[A4]	906,675
Other intangible assets, net	895,844	59,826	228,874	[A4]	1,184,544
Investments in equity securities	110,620	—	—		110,620
Other noncurrent assets	75,716	689	—		76,405

Total assets	$5,004,528	$275,095	$553,317		$5,832,940

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$97,474	$11,477	$—		$108,951
Accrued expenses	267,304	7,210	11,920	[A5]	286,434
Deferred revenue	6,837	385	—		7,222
Current portion of long-term debt, convertible note and capital lease obligations	20,410	38,390	—		58,800

Total current liabilities	392,025	57,462	11,920		461,407
Long-term debt and capital lease obligations	150,349	—	—		150,349
Convertible notes and debentures	1,265,000	—	—		1,265,000
Deferred revenue—noncurrent	3,388	1,077	—		4,465
Deferred tax liabilities	205,923	—	40,385	[A4]	246,308
Other noncurrent liabilities	51,431	742	—		52,173

Total liabilities	2,068,116	59,281	52,305		2,179,702

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—
Genzyme common stock, $0.01 par value	2,247	—	184	[A4]	2,431
Additional paid-in capital—Genzyme common stock	2,957,578	—	991,242	[A4]	3,948,820
Notes receivable from stockholders	(13,285)	—	—		(13,285)
Accumulated deficit	(198,560)	—	(274,600)	[A4]	(473,160)
Accumulated other comprehensive income	188,432	—	—		188,432
ILEX Oncology, Inc. convertible preferred stock, $0.01 par value	—	—	—	[A6]	—
ILEX Oncology, Inc. common stock, $0.01 par value	—	390	(390)	[A6]	—
ILEX Oncology, Inc. additional paid-in capital	—	560,632	(560,632)	[A6]	—
ILEX Oncology, Inc. deferred compensation	—	(359)	359	[A6]	—
ILEX Oncology, Inc. accumulated deficit	—	(345,544)	345,544	[A6]	—
ILEX Oncology, Inc. accumulated other comprehensive income	—	695	(695)	[A6]	—

Total stockholders' equity	2,936,412	215,814	501,012		3,653,238

Total liabilities and stockholders' equity	$5,004,528	$275,095	$553,317		$5,832,940

See Notes to Unaudited, Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) ACCOUNTING POLICIES AND PRO FORMA INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of Genzyme's proposed merger with ILEX on its statements of operations for the year ended December 31, 2003, as if the transaction had occurred on January 1, 2003, and balance sheet as of December 31, 2003, as if the transaction had occurred on that date. Certain historical financial information of ILEX has been reclassified to conform to the presentation of Genzyme's historical financial statements.

(2) PURCHASE PRICE ALLOCATION

        The estimated aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 18,379,383 shares of Genzyme common stock	$946,722
Issuance of options to purchase 1,887,760 shares of Genzyme common stock	44,704
Transaction costs	7,310

Total purchase price	$998,736

        Upon the closing of the transaction (the measurement date), the exchange ratio determining the number of shares of Genzyme common stock to be issued in the transaction will be established. The exact number of shares to be issued may change as a result of changes in the number of shares of ILEX common stock outstanding prior to closing and fluctuations in the price of Genzyme common stock. Assuming that a measurement date occurred on February 26, 2004, the date on which the transaction was announced, approximately 18.4 million shares of Genzyme common stock valued at $946.7 million would have been issued in exchange for the outstanding shares of ILEX common stock, based on the six day average trading price commencing two days before the assumed measurement date.

        Options to purchase approximately 4,010,538 shares of ILEX common stock will be exchanged for options to purchase approximately 1,887,760 shares of Genzyme common stock based on the assumed exchange ratio. Using the assumed value of Genzyme common stock to be issued in the transaction and certain other assumptions in the Black-Scholes option valuation model, the Genzyme options issued in exchange for the ILEX options were valued at approximately $44.7 million. The exact number of options to purchase shares of Genzyme common stock and the total value of these options to be issued may change as a result of changes in the number of options to purchase shares of ILEX common stock outstanding prior to closing and fluctuations in the closing price of Genzyme common stock.

        For purposes of the unaudited, pro forma combined financial statements, the aggregate purchase price of approximately $998.7 million was allocated to the acquired tangible and intangible assets and assumed liabilities of ILEX based on their estimated respective fair values as of December 31, 2003 (amounts in thousands):

Cash and cash equivalents	$63,154
Short-term investments	77,314
Restricted short-term investments	816
Accounts receivable	8,529
Deferred tax assets-current	39,715
Other current assets	3,062
Long-term investments	56,209
Restricted long-term investments	1,691
Property, plant and equipment	3,805
Other intangible assets (to be amortized straight-line over 12 years)	288,700
Goodwill	284,728
In-process research and development	274,600
Other assets	689
Assumed liabilities:
Note payable	(38,390)
Other assumed liabilities	(25,501)
Deferred tax liability	(40,385)

Allocated purchase price	$998,736

        The total purchase price, the fair values of assets acquired and liabilities assumed, the allocation of purchase price and the lives of intangible assets will be determined upon completion of the transaction and may vary from the amounts Genzyme has presented in these unaudited, pro forma combined financial statements.

        In connection with the proposed transaction, we will acquire in-process research and development, or IPR&D, related to three development projects, CAMPATH (for indications other than B-cell chronic lymphocytic leukemia), clofarabine and ILX-651.

        CAMPATH is a humanized monoclonal antibody that binds to a specific target, CD52, on cell surfaces leading the body's immune system to destroy malignant, or cancerous, cells. CAMPATH was launched in May 2001 in the United States and in August 2001 in Europe under the name MABCAMPATH. The product is approved for use in patients with B-cell chronic lymphocytic leukemia who have been treated with alkylating agents and who have failed fludarabine therapy, and ILEX is now conducting trials in non-Hodgkin's lymphoma and multiple sclerosis as well.

        Clofarabine is a next-generation, purine nucleoside antimetabolite that is currently under investigation in pediatric and adult leukemias and solid tumors. ILEX has submitted the final section of its "rolling" New Drug Application with the FDA for acute pediatric leukemias based on phase II clinical trial data.

        ILX-651 is a next-generation synthetic pentapeptide analog of the natural substance dolastatin-15. This product candidate targets tubulin and has been chemically modified to provide improved pharmacological properties over earlier members of its class. ILEX initiated phase II clinical trials of ILX-651 in late 2003 in recurrent or metastatic melanoma and in locally advanced or metastatic non-small cell lung cancer.

        As of December 31, 2003, none of these projects had reached technological feasibility nor had an alternative future use. Accordingly, Genzyme allocated to IPR&D, and charged to accumulated deficit in Genzyme's unaudited, pro forma combined balance sheet as of December 31, 2003, $274.6 million, representing the portion of the purchase price attributable to these projects, of which $115.8 million is attributable to the CAMPATH development project, $118.6 million is attributable to the clofarabine development project and $40.2 million is related to the ILX-651 development project. This will be charged to expense upon completion of the transaction. Material non-recurring charges such as IPR&D are not reflected in these unaudited, pro forma combined financial statements.

        Management assumes responsibility for determining the IPR&D valuation. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from each project once it has reached technological feasibility. We used a discount rate of 11% and cash flows that have been probability-adjusted to reflect the risks of advancement through the product approval process. In estimating future cash flows, we also considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D projects and adjusted future cash flows for a charge reflecting the contribution to value of these assets.

(3) PRO FORMA ADJUSTMENTS

        The following adjustments reflect the exchange of ILEX common stock for Genzyme common stock in the transaction as well as the exchange of options to purchase shares of ILEX common stock for fully vested options to purchase shares of Genzyme common stock.

I. Unaudited, Combined Statements of Operations of Genzyme

(A1)
To record the amortization of acquired other intangible assets, all of which will be amortized straight-line over 12 years, for the year ended December 31, 2003 (amounts in thousands):

Other Intangible Assets:	Assigned Value	Annual Amortization
Developed technology	$178,900	$14,908
Core technology	105,500	8,792
Trademark	2,400	200
Technology license	1,900	158

Total	$288,700	$24,058

(A2)
To adjust the tax provision for the impact of the historical losses of ILEX and the pro forma adjustments related to the proposed transaction.

(A3)
The pro forma adjustments to net income (loss) reflect the aggregate impact of all pro forma adjustments on Genzyme's income (loss) and the net losses of ILEX.

II. Unaudited, Combined Balance Sheets of Genzyme

(A4)
To record the assumption of the net assets of ILEX and the issuance of approximately 18,379,383 shares of Genzyme common stock.

        The other intangible assets of approximately $288.7 million are comprised of the following (amounts in thousands):

Other Intangible Assets:	Assigned Value
Developed technology	$178,900
Core technology	105,500
Trademark	2,400
Technology license	1,900

Total	$288,700

        Material non-recurring charges, such as the acquired IPR&D charge of $274.6 million resulting from the proposed transaction, are not reflected in Genzyme's unaudited, pro forma combined statements of operations for the year ended December 31, 2003. The $274.6 million allocated to in-process technology has been charged to accumulated deficit for purposes of the pro forma balance sheet presentation only and will be charged to expense in the statements of operations of Genzyme upon completion of the transaction.

(A5)
To accrue the following expenses which have not been reflected in Genzyme's historical balances as of December 31, 2003:

•
$7.3 million for the estimated merger costs Genzyme expects to incur; and

•
$4.6 million for severance and bonus payments to certain officers of ILEX that Genzyme will be contractually obligated to pay.

(A6)
To eliminate ILEX's historical stockholders' equity amounts totaling $215.8 million.

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UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION
NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS